WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 , AS AMENDED (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

                VOID AFTER 5:00 P.M., PHOENIX TIME, MAY 29, 1999.

                                  WARRANT NO. 1
               WARRANT TO PURCHASE COMMON STOCK, $0.01 PAR VALUE,
                                       OF
                            SC&T INTERNATIONAL, INC.

     This Warrant is issued pursuant to the Advance Funding and Release Agreement executed between the Company, James L. Copeland, Maslo Fund, Ltd. on April 21, 1999, which is incorporated in, and made a part of this Warrant ("Funding Agreement").

     This is to certify that, FOR VALUE RECEIVED, MASLO FUND, LTD. or his/their/its registered assigns (the "Holder") is entitled to purchase, subject to the provisions of this Warrant, from SC&T INTERNATIONAL, INC., an Arizona corporation ("Company"), at any time after April 21, 1999 ("Effective Date") and not later than 5:00 P.M., Phoenix local time, May 29, 1999, two hundred thousand (200,000) shares of common stock, $0.01 par value per share, of the Company (the "Shares"). Such Shares shall be purchasable by the Holder at a price of $1.50 per Share during the period this Warrant is exercisable.

     The Shares of common stock  deliverable  upon such  exercise of the Warrant
(as hereinafter defined), are hereinafter sometimes referred to as "Warrant Stock"; and the purchase price of such Shares of common stock is hereinafter sometimes referred to as the "Exercise Price". The term "Warrant" as used herein shall include this Warrant and any Warrants issued in substitution for or replacement of this Warrant or into which this Warrant may be divided or exchanged .

     (a) EXERCISE OF WARRANT. Subject to the provisions of Section (h) hereof, this Warrant may be exercised in whole or in part at any time after the Effective Date, but not later than 5:00 P.M., Phoenix local time, May 29, 1999, 1999, or, if that date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duty executed and accompanied by payment of the Exercise Price for the number of shares specified in such form, together with all federal and state taxes applicable upon such exercise.

     If this Warrant should be exercised in part only, the Company, upon surrender of this Warrant for cancellation, shall execute and shall deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares purchasable hereunder on the terms specified herein. Upon receipt by the Company of this Warrant at the office or the agency of the Company, in proper form for exercise, and accompanied by payment and such other documents, in such form, as counsel for the Company reasonably may request to assure the

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
availability of an exemption from registration under the Securities Act of 1933, as amended, the Holder shall be deemed to be the Holder of record of the Shares of common stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that a certificate representing such shares of Common Stock shall not then be actually delivered to the Holder.

     (b) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of Shares as shall be required for issuance or delivery upon exercise of this Warrant.

     (c) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share determined as
FOLLOWS:

     As the Company's common stock is traded on the National Association of Securities Dealers Automated Quotations National Market System (OTC - Bulletin Board), the current value shall be the last reported sale price of the shares on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange.

     (d) EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender at the office of the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Warrant holder to purchase in the aggregate the same number of Shares purchasable hereunder. This Warrant and the underlying securities may not be transferred, sold, hypothecated, or assigned for twelve months from the Effective Date, except to
(i) Selected Dealers who participated in the offering of the Shares; (ii) one or more persons, each of whom on the date of the sale, transfer, assignment or hypothecation is an officer or partner of a Warrant holder; (iii) any successor to a Warrant holder in merger or consolidation; (iv) a purchaser of all or substantially all of the assets of a Warrant holder; and (v) a person or persons who receive such Warrant pursuant to the terms of a will or the laws of intestate succession. Following the period of one year from the date hereof, there shall be no restrictions on the sale, transfer, assignment or hypothecation of the Warrants, except as otherwise provided in this Warrant Agreement. Any assignment shall be made by surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and with funds sufficient to pay any transfer tax and accompanied by such other documents, in such form, as counsel for the Company reasonably may request to establish the propriety of such assignment hereunder; whereupon, the Company, shall execute and shall without charge deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

     This Warrant may be divided or may be combined with other Warrants which carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, together with a written notice specifying the names and the denominations in which new Warrants are to be issued and signed by the Holder hereof. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and will deliver a new Warrant with identical terms, conditions and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of

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
the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     (e) RIGHTS OF THE HOLDER. The Holder of this Warrant is not be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding and unexercised (i) if the Company shall pay any dividend or shall make any distribution upon the common stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or (iii) if any capital reorganization of the Company; reclassification of the capital stock of the Company-, consolidation or merger of the Company with or into another corporation; sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation; or voluntary or involuntary dissolution, liquidation, or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be delivered to the Holder, at least ten (10) days prior to the date specified in (A) or (B) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (A) a record is to be taken for the purpose of such dividend, distribution, or rights, or (B) such reclassification reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation, or winding up is to take place and the date, if any, is to be fixed, as of which the holders of common stock of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation, or winding up.

     (g) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization, or other change of outstanding shares of common stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of common stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary, in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization, or other change of outstanding shares of common stock of the class issuable upon exercise of this Warrant), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall cause effective provision to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification; capital reorganization; or other change, consolidation, merger, sale, or conveyance as may be issued or payable with respect to or in exchange for the number of shares of common stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization; capital reorganization; or other change, consolidation, merger, sale or conveyance not taken place. Any such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications; capital reorganizations; changes of shares of common stock, and to successive consolidations, mergers, sales, or conveyances.

     (h) TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

     (1) This Warrant and the Warrant Stock or any other security issued or issuable upon exercise of this Warrant may not be sold, transferred, or otherwise disposed of except to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant and such Warrant Stock may legally be transferred pursuant to Section (d) hereof without registration and without the delivery of a current Prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (h) with respect to any resale or other disposition of such securities.

     The Company may cause the following legend, or one similar thereto, to be set forth on each certificate representing Warrant Stock and any other security issued or issuable upon exercise of this Warrant not theretofore distributed to the public or sold to underwriters for distribution to the public, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT MADE UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

     (i) REGISTRATION OF COMMON STOCK. All Common Stock issued hereunder will be registered with the U.S. Securities Exchange Commission "(SEC") as provided for in the Funding Agreement.

     All the covenants and provisions of this Warrant and the Funding Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

     This Warrant shall be governed by and construed in accordance with the laws of the State of Arizona.


Dated
     -------------------

ATTEST:                                     SC&T INTERNATIONAL, INC.


-----------------------------------         ------------------------------------
_________________, Secretary                James L. Copeland, President

(Corporate Seal)

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